UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2011
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of TranS1 Inc., a Delaware corporation (the “Company”), has approved several important changes to the Company’s management team as well as to the leadership structure of the Board.
     Appointment of Chief Executive Officer and Executive Chairman of the Board
     The Board has appointed Ken Reali as Chief Executive Officer of the Company, effective January 4, 2011. The Board has also accepted the resignation of Rick Randall as Chief Executive Officer, which was effective January 1, 2011, and has appointed Mr. Randall as Executive Chairman of the Board, a newly-created position. As Executive Chairman of the Board, Mr. Randall will continue to play an important role in the management of the Company and will principally be expected to assist with the transition of the Chief Executive Officer role to Mr. Reali.
     Mr. Reali, 45, was initially hired by the Company as President and Chief Operating Officer in January 2010. He has over 20 years of general management, sales and marketing experience with leading medical device and orthopedic companies. Mr. Reali joined the Company from Smith & Nephew where he spent five years in various senior marketing, sales and product development positions, including most recently as Senior Vice President and General Manager of the Biologics and Clinical Therapies Business. Prior to joining Smith & Nephew, Mr. Reali held senior marketing, sales and product development positions at Stryker for seven years. Prior to joining Stryker, Mr. Reali worked as a territory and product manager at Biomet for eight years. Mr. Reali received a B.S. degree in Business from Valparaiso University.
     The Compensation Committee of the Board is in the process of determining the compensation to be paid to Mr. Reali in connection with his appointment as Chief Executive Officer and to Mr. Randall in connection with his appointment as Executive Chairman of the Board. The Company will disclose the material terms of the compensation once it has been approved.
     Appointment of Director
     In connection with his appointment as Chief Executive Officer, Mr. Reali is also being elected as a member of the Board, effective January 4, 2011. Mr. Reali will serve as a Class II director until the Company’s Annual Meeting of Stockholders in 2012 or until his successor is duly elected and qualified. Mr. Reali will not receive any additional consideration for serving as a director.
     Appointment of Lead Director
     The Board also chose to create a Lead Director position and appointed an existing director, Paul LaViolette, as the Lead Director, effective January 4, 2011. The Board has determined that Mr. LaViolette is an “independent director” under the NASDAQ Listing Rules. As Lead Director, Mr. LaViolette will principally be charged with creating agendas for each Board meeting with input from management and other Board members, directing the preparation of materials to be distributed in advance of each Board meeting, presiding over executive sessions of the Board, and taking the lead in structuring and managing Board meetings. The Board felt that, in light of the appointment of Mr. Randall as Executive Chairman of the Board, it was important to also appoint a Lead Director at this time to ensure that Board meetings are led and managed by a director who is independent of management.
     The Compensation Committee has determined that, in connection with his service as the Lead Director, Mr. LaViolette will receive an additional $5,000 per meeting for each regularly scheduled quarterly meeting of the Board, an additional $2,500 per meeting for each Board meeting attended in person during the year that is not a regularly scheduled meeting, and an additional $750 per meeting for each Board meeting attended telephonically during the year that is not a regularly scheduled meeting.

These amounts are in addition to any other compensation Mr. LaViolette is entitled to receive under the Company’s Board compensation policies.
Item 7.01 Regulation FD Disclosure.
     A copy of the press release announcing the aforementioned management and Board changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits.

Exhibit Number	Description

99.1	Press release issued by TranS1 Inc., dated January 4, 2011.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

January 4, 2011	By:	/s/ Joseph P. Slattery

Joseph P. Slattery Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by TranS1 Inc., dated January 4, 2011.